Exhibit 4.7
                                                                    -----------


                             CONEXANT SYSTEMS, INC.

                         1999 LONG-TERM INCENTIVES PLAN

                          AS AMENDED FEBRUARY 10, 2000

                         -----------------------------




Section 1: Purpose

The purpose of the Plan is to provide incentive compensation to officers, executives and other employees, and prospective employees, contractors and consultants of the Corporation and its Subsidiaries; to attract and retain individuals of outstanding ability; and to align the interests of such officers, executives and other employees, and prospective employees, contractors and consultants with the interests of the Corporation's shareowners.

Section 2: Definitions

The following terms, as used herein, shall have the meaning specified:

         "Award" means an award granted pursuant to Section 4.

         "Award Agreement" means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

         "Board of Directors" means the Board of Directors of the Corporation as it may be comprised from time to time.

         "Cause" means (i) a felony conviction of a Participant; (ii) the commission by a Participant of an act of fraud or embezzlement against the Corporation and/or a Subsidiary; (iii) willful misconduct or gross negligence materially detrimental to the Corporation and/or a
         Subsidiary; (iv) the Participant's continued failure to implement reasonable requests or directions received in


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         the  course  of  his  employment;   (v)  the   Participant's   wrongful
         dissemination  or use of  confidential or proprietary  information;  or
         (vi) the intentional and habitual neglect by the Participant of his duties to the Corporation and/or a Subsidiary.

         "Change of Control" means Change of Control as defined in Section 10.

         "Code" means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

         "Committee" means the Compensation and Management Development Committee of the Board of Directors as it may be comprised from time to time or such other Committee of the Board of Directors designated by the Board of Directors to administer the Plan.

         "Corporation" means Conexant Systems, Inc., a Delaware corporation, and any successor corporation.

         "Disability" means permanent and total disability within the meaning of the Corporation's long-term disability plan, as it may be amended from time to time, or, if there is no such plan, as determined by the Committee.

         "Employee", subject to the exclusions set forth below, shall include those individuals who were hired (and advised that they were being hired) directly by the Corporation as regular employees and who perform regular employment services directly for the Corporation.

                  Exclusions:

                  The terms "Employee" or "Employees" as used in this Plan shall not include any individuals who work, or who were hired to work, or who were advised that they work:

                  1. as independent contractors or employees of independent contractors; or
                  2. as temporary employees, regardless of the length of time that they work at the Corporation; or




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                  3.  through  a  temporary  employment  agency,  job  placement agency or other third party;  or
                  4. as part of an employee leasing arrangement between the Corporation and any third party.

                  For the purposes of this Plan, the exclusions described above shall remain in effect even if the described individuals could otherwise be construed as employees under any applicable common law.

         "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

         "Fair Market Value" means the closing price of the Stock as reported in the NASDAQ reporting system on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale.

         "Incentive Stock Option" means an option to purchase Stock that is granted pursuant to Section 4(b) or pursuant to any other Plan of the Corporation or its Subsidiaries that complies with Code section 422.

         "Non-Employee" means an individual who (1) has been extended an offer of employment with the Corporation or a Subsidiary but who has not yet accepted said offer and become an Employee or (2) performs consulting, contracting or other services for the Corporation or a Subsidiary other than in a capacity as an Employee or who has been extended an offer to perform consulting, contracting or other services for the Corporation or a Subsidiary.

         "Participant" means any Employee or Non-Employee who has been granted an Award pursuant to this Plan.

         "Retirement" means retirement at or after age 62 or, with the advance consent of the Committee, before age 62 but at or after age 55.

         "Stock" means shares of common stock of the Corporation, or any security of the Corporation issued in substitution, exchange or lieu thereof.




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         "Subsidiary"  means any corporation in which the Corporation,  directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.

         "Ten-percent Shareowner" means any person who owns, directly or indirectly, on the relevant date securities having ten percent (10%) or more of the combined voting power of all classes of the Corporation's securities or of its parent or subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code section 425(d) shall apply.

Section 3: Eligibility

Persons eligible for Awards shall consist of Employees and Non-Employees who hold or are proposed to hold positions of significant responsibility with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary. Notwithstanding the foregoing, only Employees will be eligible for Awards of Incentive Stock Options and/or Restricted Stock under this Plan.

Section 4: Awards

The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

         a. Non-qualified Stock Options. A Non-qualified Stock Option is an Award to an Employee or Non-Employee in the form of an option to purchase a specific number of shares of Stock exercisable at such time or times, and during such specified time not to exceed ten
              (10) years, as the Committee may determine, at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

              (i) The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Stock (the value of such Stock shall be its Fair Market Value on the date of exercise), or




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


                    through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

              (ii) Without limiting the foregoing, the Committee may permit Participants, either on a selective or aggregate basis, to simultaneously exercise options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Stock and any applicable withholding taxes.

         b. Incentive Stock Options. An Incentive Stock Option is an Award to an Employee in the form of an option to purchase a specified number of shares of Stock that complies with the requirements of Code Section 422, which option shall, subject to the following provisions, be exercisable at such time or times, and during such specified time, as the Committee may determine.

              (i) The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

              (ii) No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted, or the date this Plan is approved by shareowners, whichever is earlier.

              (iii) No Incentive Stock Option may be exercisable more than:

                    a) in the case of an Employee who is not a Ten-Percent Shareowner on the date that the option is granted, ten
                         (10) years after the date the option is granted, and

                    b) in the case of an Employee who is a Ten-Percent Shareowner on the date the option is granted, five (5) years after the date the option is granted.




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              (iv) The exercise price of any Incentive Stock Option shall not be less than:

                    a) in the case of an Employee who is not a Ten-Percent Shareowner on the date that the option is granted, the Fair Market Value of the Stock subject to the option on such date; and

                    b) in the case of an Employee who is a Ten-Percent Shareowner on the date that the option is granted, 110% of the Fair Market Value of the Stock subject to the option on such date.

              (v) The Committee may provide that the exercise price of an Incentive Stock Option may be paid by one or more of the methods available for paying the exercise price of a Non-qualified Stock Option.

         c. Restricted Stock. Restricted Stock is an Award of Stock that is issued to an Employee subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine. Subject to such restrictions, the Participant as owner of such shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid on such Stock while subject to such restrictions shall be accumulated or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. A certificate for the shares of Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Corporation until the restrictions relating thereto otherwise lapse, and the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Stock.




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


Section 5: Shares of Stock Available Under Plan

       a. Subject to the adjustment provisions of Section 9, the number of shares of Stock with respect to which Awards may be granted under the Plan shall not exceed 27,870,000 shares of Stock; provided that no more than 8,200,000 of the shares of Stock available for Awards shall be available for Awards in the form of Restricted Stock. No single Participant shall receive, in any one calendar year, Awards which, over any three-year period exceed a per-year average of (i) 1,000,000 stock options, whether Non-qualified Stock Options or (in the case of Employees only) Incentive Stock Options and (ii) 200,000 shares (in the case of Employees only) of Restricted Stock.

       b. Shares of Stock with respect to the unexercised or undistributed portion of any terminated or forfeited Award shall be available for further Awards in addition to those shares of Stock available under Section 5(a). Additional rules for determining the number of shares of Stock granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

       c. The Stock that may be issued pursuant to an Award under the Plan may be treasury or authorized but unissued Stock, or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

Section 6: Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the number of shares of Stock subject to the Award and shall include the terms set forth below and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Notwithstanding the foregoing, the provisions of subsection (b) below may be modified to the extent deemed advisable by the Committee in Award Agreements pertaining to Non-Employees providing consulting, contracting or other services to the Corporation or a Subsidiary. In the event of any conflict between an Award Agreement and this Plan, the terms of the Plan shall govern.




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


         a. Assignability. A provision setting forth the conditions pursuant to which an Award may be assigned or transferred.

         b.   Termination of Employment.

              (i) A provision describing the treatment of an Award in the event of the Retirement, Disability, death or other termination of a Participant's employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment due to Retirement, Disability, or death prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to a prorated Award(s) as and to the extent determined by the Committee.

              (ii) A provision that for purposes of the Plan, (i) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or visa versa, or from one Subsidiary or affiliate of the Corporation to another, and (ii) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment.

              (iii) A  provision  stating  that in the event  the  Participant's employment is terminated for Cause, anything else in the Plan or the Award Agreement to the contrary notwithstanding, all Awards granted to such Participant shall immediately terminate and be forfeited.

         c. Rights as a Shareowner. A provision stating that a Participant shall have no rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

         d. Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. A




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              Participant may satisfy the  withholding  obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment or, in accordance with Section 4(a)(ii), sold to satisfy the obligation in full or in part.

         e. Treatment of Options. Each Award of an option shall state whether it will or will not be treated as an Incentive Stock Option.

         f. Performance Conditions. The Committee may condition, or provide for the acceleration of, the exercisability or vesting of any Award upon such prerequisites as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of specific objectives, whether absolute or relative to a peer group or index designated by the Committee, with respect to one or more measures of the performance of the Corporation and/or one or more Subsidiaries, including earnings per share, revenue, net income (whether before or after extraordinary items), net operating income, earnings before interest, taxes, depreciation and amortization (EBIDTA), stock price and total shareholder return. Such performance objectives shall be determined in accordance with the Corporation's audited financial statements, to the extent applicable, and so that a third party having knowledge of the relevant facts could determine whether such performance objective is met.


Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part, and the Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent. Notwithstanding the foregoing, no such action may, without approval of the shareowners of the Corporation, increase the number of shares of Stock with respect to which Awards may be granted or reduce the exercise price of any Option below Fair Market Value on the date of grant.




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Section 8: Administration

         a. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii)to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees and Non-Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         b. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

         c.   The Corporation shall pay all reasonable expenses of administering
              the  Plan,   including,   but  not  limited  to,  the  payment  of
              professional fees.

         d. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan. The Committee may delegate to the officers or employees of the Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to executive officers (within the meaning of Rule 3b-7 under the Exchange Act, or any successor provision) of the Corporation.




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


Section 9: Adjustment Provisions

         a. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend payback in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to any single Participant pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

         b. The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

         c. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.




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Section 10: Change of Control

         a. Subject to the provisions of Section 10(c), in the event a Change of Control shall occur, then, (i) all Awards granted on or before December 9, 1999 as Non-qualified Stock Options or Incentive Stock Options then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not otherwise then exercisable and (ii) the restrictions on all Stock granted as Restricted Stock under the Plan on or before December 9, 1999 shall forthwith lapse.

         b.   Change of Control means:

                    (i) The  acquisition  by any  individual,  entity  or  group
              (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of Conexant (the Outstanding Conexant Common Stock) or (B) the combined voting power of the then outstanding voting securities of Conexant entitled to vote generally in the election of directors (the Outstanding Conexant Voting Securities); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from Conexant, (x) any acquisition by Conexant, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Conexant, Rockwell International Corporation (Rockwell) or any corporation controlled by Conexant or Rockwell or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(b); or

                    (ii) Individuals who, as of the date of the pro rata distribution of all the outstanding Stock by Rockwell to its shareowners (Conexant Distribution Date), constitute the Board of Directors (the Incumbent Board) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by Conexant's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such




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


              individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                    (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Conexant or the acquisition of assets of another entity (a Corporate Transaction), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Conexant Common Stock and Outstanding Conexant Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Conexant Common Stock and Outstanding Conexant Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or




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


                    (iv) Approval by Conexant's shareowners of a complete liquidation or dissolution of Conexant.

         c. The Change of Control provisions of Section 10(a) shall not apply to any Awards granted after December 9, 1999.


Section 11: Miscellaneous

         a. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         b. Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

         c. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

         d. Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors




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


              or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

         e. Rights of Employees and Non-Employees. Status as an eligible Employee or Non-Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or Non-Employee or to eligible Employees or Non-Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Non-Employee any right to continue in the employ or other service of or, in the case of prospective employees, become employed by the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or, in the case of prospective employees, prospective compensation or benefits or to terminate the employment or other service or, in the case of prospective employees, withdraw an offer of employment of such person with or without Cause.

         f. Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

         g. Gender, Etc. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

         h. Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

         i. Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflict of law principles thereof.

         j. Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Corporation shall not be required to sell or issue shares of Stock hereunder or thereunder if the issuance thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

         k. Non-Assignability. Except as otherwise determined by the Committee in an Award Agreement, no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and, during the lifetime of a Participant, an Award shall be exercised only by such Participant or by his or her guardian or legal representative.

         l. Effective Date and Term. The Plan was adopted by the Board of Directors and sole shareowner of the Corporation on November 4, 1998 and became effective as of December 31, 1998. The Committee may grant Awards prior to shareowner approval, provided, however, that Awards granted prior to such shareowner approval are automatically canceled if shareowner approval is not obtained at or prior to the period ending twelve months after the date the Plan is effective and provided further that no Award may be exercisable prior to the date shareowner approval is obtained. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten (10) years from the effective date of the Plan.











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